Exhibit 10.2

                                    FORM OF
                        PBG 2004 LONG-TERM INCENTIVE PLAN
                         EMPLOYEE STOCK OPTION AGREEMENT


     This document sets forth terms and conditions for the grant of options by The Pepsi Bottling Group, Inc., a Delaware corporation having its principal office at One Pepsi Way, Somers, New York 10589 ("PBG") to the individual (the "Optionee") named in a grant notice provided separately to such individual (the "Grant Notice") to purchase shares of PBG Common Stock pursuant to the provisions of the PBG 2004 Long-Term Incentive Plan (the "Plan"). By accepting this grant of options, this document becomes the Optionee's enforceable agreement ("Agreement") to be bound by the terms and conditions set forth below, as well as the provisions of the Plan.

     1. Grant. In consideration of the Optionee remaining in the employ of PBG, or one of its direct or indirect subsidiaries (collectively, the "Company"), PBG
granted on [       ] (the "Grant Date") to the Optionee, the right and option to purchase the number of shares of PBG Common Stock set forth in the Grant Notice,
par  value  $.01 per  share,  at a price per share of  $[       ]  (the  "Option
Exercise Price"), which equals the Fair Market Value (as defined below) of a share of PBG Common Stock on the Grant Date. The right to purchase each such share is referred to herein as a "Year 200_ Option". The Year 200_ Options are not incentive stock options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended).

     2.  Exercisability.  Subject to the terms and  conditions set forth herein,
the Year 200_ Options shall vest and become  exercisable  over a  [       ]-year
period. The Year 200_ Options shall be exercisable through the day preceding the tenth anniversary of the Grant Date (the "Option Term"), unless earlier terminated as provided herein.

     3. Exercise Procedure. Once exercisable and until terminated, subject to the terms and conditions set forth herein, all or a portion of the Year 200_ Options may be exercised pursuant to procedures that the Compensation and Management Development Committee of the Board of Directors (the "Committee") or its delegate shall establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of Year 200_ Options which may be exercised at any time. The Optionee may exercise the Year 200_ Options by giving an exercise notice to PBG or its delegate in the manner specified by the Committee or its delegate. The current procedures for exercise are described in the Prospectus related to the Plan. From time to time, the Committee or its delegate may change or adopt additional procedures relating to the exercise of the Year 200_ Options. The aggregate Option Exercise Price for the shares being purchased, together with any amount which the Company may be required to withhold upon such exercise in respect of applicable foreign, federal (including FICA), state and local taxes, must be paid in full at the time of issuance of such shares. Such payment may be made by using the cashless exercise procedure. In addition, unless otherwise provided by the Committee, such payment may be satisfied by tendering (either actually or through a certification procedure) previously acquired shares of PBG Common Stock that the Optionee has held for at least six (6) months (or such other period as may be specified by then applicable accounting standards). If other arrangements have not been made, the Optionee shall satisfy the requirement to withhold applicable taxes by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the


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exercise unless a fractional share is payable in which case, such minimum amount plus the next higher share will be withheld.

     4. Effect of Death, Retirement, Total Disability and Termination of Employment. The Year 200_ Options shall automatically expire upon, and no options may be exercised after, the earlier of (a) the expiration of the Option Term and (b) the tenth business day following the date the Optionee's employment with the Company terminates; provided, however, that if such termination occurs by reason of the Optionee's Retirement (as defined below) or Total Disability (as defined below), then the Optionee shall be vested with and have the right to exercise a portion of the Year 200_ Options which is in proportion to the Optionee's active service during the period commencing on the Grant Date and ending on the day preceding the third anniversary of the Grant Date, and such Year 200_ Options may be exercised during the Option Term in accordance with this Agreement; provided further, however, that if such termination occurs by reason of the Optionee's death, then the Optionee's legal representative (or any person to whom the options may be transferred by will or the applicable laws of descent and distribution), shall be fully vested with and have the right to exercise all of the Year 200_ Options and such options may be exercised during the Option Term in accordance with this Agreement. Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee, no Year 200_ Options shall become vested after the date the Optionee's employment with the Company terminates. However, if such termination is through a Company-approved transfer to an allied organization, the Year 200_ Options shall vest immediately prior to such transfer and employment with the allied organization shall be treated as employment by the Company for all purposes of this Agreement (including Section 5).

     5. Misconduct. If the Committee or its delegate determines that the Optionee has committed "Misconduct" at any time prior to, or within twelve months after, the exercise of any Year 200_ Option, then the Committee may, in its sole discretion: (i) cancel any outstanding Year 200_ Option and/or
(ii) require the Optionee to pay to the Company any and all gains realized from any Year 200_ Options which were exercised within the twelve month period immediately preceding the date of such cancellation (or if there is no cancellation, the date on which such claim for payment is made). The Optionee commits Misconduct if the Committee or its delegate determines that the
Optionee:  (a) violated  any  agreement  between the  Company and the  Optionee, including  but  not  limited  to a  violation  relating  to  the  disclosure  of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensors or contractors, or the performance of competitive services; (b) engaged in any act which is considered by the Committee to be contrary to the Company's best interests, including, but not limited to, recruiting or soliciting employees of the Company; (c) violated the Company's Code of Conduct or engaged in any other activity which constitutes gross misconduct; (d) engaged in unlawful trading in the securities of PBG or of any other company based on information gained as a result of his or her employment with the Company; (e) disclosed to an unauthorized person or misused confidential information or trade secrets of the Company; (f) made any statement (whether written, oral or electronic), or conveyed any information about the Company which is disparaging or which reflects negatively upon the Company unless required by law or pursuant to a Company policy; or (g) Competed (as defined below) with the Company. This paragraph shall also apply if the Optionee commits Misconduct after his or her employment with the Company terminates.

     6. Adjustment for Change in Common Stock. In the event of (a) any change in the outstanding shares of PBG Common Stock by reason of any split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares,

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(b) any separation of a corporation  (including a spin-off or other distribution of assets of the Company to its shareholders), (c) any partial or complete liquidation, or (d) other similar corporate change, such equitable adjustments shall be made in the Year 200_ Options as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the Option Exercise Price and in the maximum number or kind of shares subject to the Year 200_ Options (including the conversion of shares subject to Year 200_ Options from PBG Common Stock to stock of another entity). Such adjustment shall be conclusive and binding for all purposes of the Plan and this Agreement.

     7. Nontransferability. Unless the Committee specifically determines otherwise: (a) the Year 200_ Options are personal to the Optionee and, during his or her lifetime, may be exercised only by the Optionee, and (b) the Year 200_ Options shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void.

     8. Buy-Out of Option Gains. The Committee shall have the right, at any time, in its sole discretion and without the consent of the Optionee, to cancel any Year 200_ Options and pay to the Optionee the difference between the option exercise price of the Year 200_ Options and the Fair Market Value of the shares covered by the Year 200_ Options as of the date the Committee gives written notice (the "Buy-Out Notice") of its intention to exercise such right. Payments of such buy-out amounts pursuant to this provision shall be effected by PBG as promptly as possible after the date of the Buy-Out Notice and may be made in cash, in shares of PBG Common Stock or partly in cash and partly in PBG Common Stock, as the Committee deems advisable. To the extent payment is made in shares of PBG Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of PBG Common Stock at the date of the Buy-Out Notice. In no event shall PBG be required to deliver a fractional share of PBG Common Stock in satisfaction of a buy-out hereunder. Payments of any such buy-out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

     9. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) "Competed" shall mean (i) worked for, managed, operated, controlled or participated in the ownership, arrangement, operation, or control of, or be connected with or served on the board of directors of any company or entity which engages in the production, marketing or sale of any product or service produced, marketed or sold by the Company; or (ii) any action or omission which diverts customers or suppliers from the Company.

     (b) "Fair Market Value" means an amount equal to the average of the high and low sales prices for PBG Common Stock as reported on the composite tape for securities listed on The New York Stock Exchange, Inc. on the date in question (or, if no sales of PBG Common Stock were made on said Exchange on such date, on the next preceding day on which sales were made on such Exchange), except that such average price shall be rounded up to the nearest one-fourth.

     (c) "Retirement" shall have the meaning (i) used in the PBG Salaried Employees Retirement Plan (the "Retirement Plan"), as then in effect, whether it occurs (without limitation) on the Optionee's Early Retirement Date, Normal Retirement Date or Late Retirement

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Date (each as defined in the  Retirement  Plan),  or (ii) in the absence of such
Retirement Plan being applicable to the Optionee, as determined by the Committee in its sole discretion.

     (d) "Total Disability" shall mean becoming totally and permanently disabled, as determined for purposes of the Company's Long Term Disability Plan (or in the absence of such Disability Plan being applicable to the Optionee, as determined by the Committee in its sole discretion).

     10. Notices. Any notice to be given to PBG under the terms of this Agreement shall be addressed to PBG's Executive Compensation Group at One Pepsi Way, Somers, New York 10589, or such other address as PBG may hereafter designate to the Optionee. Any such notice shall be deemed to have been duly given when personally delivered, addressed as aforesaid, or when enclosed in a properly sealed envelope or wrapper, addressed as aforesaid, and deposited, postage prepaid, with the federal postal service.

     11.  Binding Effect.

     (a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to PBG, whether by merger, consolidation or the sale of all or substantially all of PBG's assets. PBG will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PBG expressly to assume and agree to perform this Agreement in the same manner and to the same extent that PBG would be required to perform it if no such succession had taken place.

     (b) This Agreement shall be binding upon and inure to the benefit of the Optionee or his or her legal representative and any person to whom the Year 200_ Options may be transferred by will or the applicable laws of descent and distribution.

     12. No Contract of Employment; Agreement's Survival. This Agreement is not a contract of employment, nor does it impose on the Company any obligation to retain the Optionee in its employ. This Agreement shall survive the termination of the Optionee's employment for any reason.

     13. Amendment; Waiver. No provision of this Agreement may be amended or waived unless agreed to in writing and signed by the Committee. Any such amendment to this Agreement that is adverse to the Optionee shall not be effective unless and until the Optionee consents, in writing, to such amendment. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

     14. Severability or Reform by Court. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed (or otherwise revised or narrowed) so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

     15.  Prospectus.  The Optionee  consents to receive copies of the Plan, the
Plan Prospectus and other Plan information, including, if applicable, information prepared to comply with laws outside the United States, from the Company's employee intranet at

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http:\\.execcomp.pbg.pvt,  following  the  receipt  of  the  Grant  Notice.  The
Optionee also consents to receive stockholder information, including copies of any annual report, proxy and Form 10-K, from the investor relations section of the PBG web site at www.pbg.com. The Optionee acknowledges that this consent may be withdrawn only by written notice in accordance with Section 10, which notice may be given at any time, and that written copies of the Plan, Plan Prospectus, other Plan information and stockholder information are available by written request to the Company secretary.

     16. Plan Controls. The Year 200_ Options and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan and any operating guidelines or other policies or regulations which govern administration of the Plan, which shall be controlling. PBG reserves its rights to amend or terminate the Plan at any time without the consent of the Optionee; provided, however, that Year 200_ Options outstanding under the Plan at the time of such action shall not be adversely affected thereby. All interpretations or determinations of the Committee or its delegate shall be final, binding and conclusive upon the Optionee (and his or her legal representatives and any recipient of a transfer of the Year 200_ Options) on any question arising hereunder or under the Plan, the operating guidelines or other policies or regulations which govern administration of the Plan.

     17. Rights to Future Grants. By accepting the Year 200_ Options, the Optionee acknowledges and agrees that (i) the award and acceptance of Year 200_ Options pursuant to this Agreement does not entitle the Optionee to future grants of stock options or other awards in the future under the Plan or any other plan; (ii) the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended or terminated by the Company at any time unless otherwise provided in the Plan or in this Agreement;
(iii) this option is not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, termination, redundancy, bonuses, retirement payments or similar payment insofar as permitted by law; (iv) no claim or entitlement to compensation or damages shall arise from termination or diminution in value of this option or of shares purchased through exercise of this option resulting from the termination of Optionee's employment by the Company.

     18. Compliance with Law. The Optionee further agrees to seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of stock options and stock and the exercise of stock options, including, without limitation, currency and exchange laws, rules and regulations.

     19. Data Transfer. By accepting the Year 200_ Options, the Optionee has voluntarily consented to the collection, use, processing and transfer of personal data about the Optionee, including the Optionee's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, and details of the Year 200_ Options and all other equity awards from the Company for the purpose of managing and administering the Plan ("Plan Administration Data"). The Company will transfer Plan Administration Data internally as necessary for the purpose of implementation, administration and management of the Optionee's participation in the Plan, and PBG and any subsidiary included in the Company may each further transfer Plan Administration Data to any third parties assisting the Company in the implementation, administration and management of the Plan, including the transfer of Plan Administration Data within and outside of the Optionee's country of residence.

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     20.  Governing  Law and  Documents.  This  Agreement  shall be governed by, construed and enforced in accordance with the laws of the state of Delaware, without giving effect to conflict of laws principles. If the Optionee has received this or any other document related to the Plan translated into a language other than English (and if the translated version is different than the English version), the English version will control in all cases.

     21. Entire Agreement. This Agreement constitutes the entire understanding between the parties to this Agreement.


                                            The Pepsi Bottling Group, Inc.



                                            By:  _______________________